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                                                                    EXHIBIT 99.1

                                      PROXY

                              HARBOR BANCORP, INC.
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 20, 1999
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints _______________ and ______________, and each of them (with full power to act alone and to designate substitutes), as Proxies, with authority to represent and to vote, as designated below, all the shares of common stock of Harbor Bancorp, Inc. ("Harbor") which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders to be held on October 20, 1999, at 7:00 p.m., local time, at the Harbor's main office located at 300 East Market Street, Aberdeen, Washington, and any adjournments thereof.

1. MERGER OF EQUALS WITH PACIFIC FINANCIAL CORPORATION. Approval of the Amended and Restated Agreement and Plan of Merger, dated September 2, 1999, pursuant to which (a) Pacific Financial Corporation ("Pacific") will merge with and into Harbor, and Harbor will be the continuing corporation under the name "Pacific Financial Corporation" (the "Combined Corporation") and (2) each outstanding share of Pacific common stock will be converted into 0.785 shares of common stock of the Combined Corporation.

             ___ FOR                                     ___ AGAINST

2. WHATEVER OTHER BUSINESS may properly be brought before the meeting or any adjournment thereof.

         THIS PROXY IS BEING SOLICITED BY THE HARBOR BOARD OF DIRECTORS AND WILL BE VOTED "FOR" THE PROPOSITIONS LISTED UNLESS AUTHORITY IS WITHHELD OR A VOTE AGAINST IS SPECIFIED, IN WHICH CASE THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATION SO MADE.

         Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this Proxy will be voted in accordance with the recommendations of management.

   The Board of Directors recommends a vote "FOR" the listed propositions.

Dated: ____________________, 1999


                                                --------------------------------
                                                Signature of Shareholder


                                                --------------------------------
                                                Signature of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

      (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE
                           ENCLOSED ENVELOPE.)